EXHIBIT 32.1

CERTIFICATION OF M. H. MCILVAIN, EXECUTIVE VICE PRESIDENT, PRINCIPAL EXECUTIVE OFFICER,
AND CHIEF FINANCIAL OFFICER, PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned officer of American Resources Resources, Inc. hereby certifies that (a) American Resource’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (b information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of American Resources.

October 22, 2010	By:	/s/ M. H. MCILVAIN
M. H. McIlvain
Exec. Vice President and Chief Financial Officer,
American Resource Technologies, Inc.

A signed original of this written statement has been provided to American Resource Technologies, Inc. and will be retained by American Resource Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.